                                                        EXHIBIT 4(c)(4)



                                                      Exhibit F to
                                                      Participation Agreement
                                                      (Phillips Trust No. 94-__)


         PARTICIPATION AGREEMENT SUPPLEMENT (Phillips Trust No. 94-__)

                 PARTICIPATION AGREEMENT SUPPLEMENT  (Phillips Trust No.
94-__) dated ______ __, ____ (this "Supplement") to the Participation Agreement (Phillips Trust No. 94-__) dated as of _________________, 1994, among Phillips Petroleum Company, as Lessee, Wilmington Trust Company, as Owner Trustee, Shawmut Bank Connecticut, National Association, as Indenture Trustee and the Participants party thereto (such agreement, as supplemented hereby and as otherwise amended, supplemented or modified from time to time, the "Participation Agreement") executed by SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise provided in the Participation Agreement (the "Pass Through Trustee").

                              W I T N E S S E T H:


                 Pursuant to Section 10.2(e) of the Participation Agreement, the execution and delivery of this Supplement by the Pass Through Trustee is a condition to the refinancing of the Equipment Notes issued on the Closing Date. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in Participation Agreement.

                 NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Pass Through Trustee hereby agrees with the parties to the Participation Agreement as follows:

                 1. The Pass Through Trustee hereby assumes all of the rights and obligations applicable to the Pass Through Trustee under the Operative Agreements and hereby acknowledges and consents to the provisions of the Operative Agreements.

                 2. The Pass Through Trustee agrees to purchases and pay for the Equipment Notes to be purchased by it on the Refinancing Date subject to the conditions that the Equipment Notes to be delivered on the Refinancing Date shall have been duly authorized, executed and delivered to the Pass Through Trustee by a duly authorized officer of the Owner Trustee and duly authenticated by the Indenture Trustee and that on the Refinancing Date the Pass Through Trustee shall have received the proceeds from the sale of the Pass Through Certificates. The Equipment Notes shall bear interest at the rates set forth on Schedule I hereto.

                 3. On or before the date hereof, the Lessee and the Pass Through Trustee shall enter into one or more Pass Through Trust Agreements, and subject to the terms and conditions set forth therein, on the date hereof, the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriter against receipt from the underwriter of the total proceeds payable therefor pursuant to the Underwriting Agreement.

                 4. The Pass Through Trustee represents and warrants as of the Refinancing Date:

                          (a) the Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of the Pass Through Trust Agreement and this Agreement;

                          (b) The Pass Through Trust Agreement and this Supplement have been duly authorized, executed and delivered by the Pass Through Trustee; the Pass Through Trust Agreement and this Supplement constitute the legal, valid and binding obligation of the Pass Through Trustee enforceable against it in accordance with its terms;

                          (c) the execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement and this Supplement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Supplement, and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreement, do not contravene any law, rule or regulation of the United States of America or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgement or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

                          (d) neither the execution and delivery by the Pass Through Trustee of the Pass Through Trust Agreement or this Supplement nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

                          (e) There are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof or by the

         United States of America in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement or the Pass Through Trust Agreement, and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreement) and, assuming that the trust created by the Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E,
         Part I of Subchapter J of the Code, such Pass Through Trust will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

                          (f) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely effect the ability of the Pass Through Trustee to perform its obligations under this Agreement or the Pass Through Trust Agreement;

                          (g) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Trustee and the Owner Participant, and the Pass Through Trustee has not authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note, any Pass Through Certificate of any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any person other than each Owner Trustee and the Owner Participant, and the Pass Through Trustee is not in default under the Pass Through Trust Agreement;

                          (h) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriters or the Lessee; and

                          (i) the Pass Through Trustee is purchasing the Equipment Notes for the purposes contemplated by the Operative Agreements and not with a view to the transfer or distribution of any Equipment Note to any other Person, except as contemplated by the Operative Agreements.

                 5. On the Refinancing Date, the parties to the Participation Agreement shall have received an officer's Certificate dated such date from the Pass Through Trustee, to the effect that the representations and warranties of the Pass Through Trustee contained herein are true and correct in all respects on said date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Pass Through Trustee has performed and compiled with all agreements and conditions herein contained which are required to be performed or complied with by the Pass Through Trustee on or before said date.

                 6. This Supplement shall be construed in connection with and as part of the Participation Agreement, and all terms, conditions and covenants contained in the Participation Agreement shall be and remain in full force and effect.

                 7. This Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

                 IN WITNESS WHEREOF, the Pass Through Trustee caused this Supplement to be duly executed and delivered on the day and year first above written.



                                         SHAWMUT BANK CONNECTICUT
                                         NATIONAL ASSOCIATION, as Pass
                                         Through Trustee


                                         By: ____________________________
                                             Name:
                                             Title: